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                                                                    EX-99.(J)(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of Wells Fargo Funds Trust:
The Board of Trustees of Wells Fargo Master Trust:

We consent to the use of our reports for the Wells Fargo Advantage 100% Treasury Money Market Fund, Wells Fargo Advantage California Municipal Money Market Fund, Wells Fargo Advantage California Municipal Money Market Trust, Wells Fargo Advantage Cash Investment Money Market Fund, Wells Fargo Advantage Dow Jones Target Today Fund, Wells Fargo Advantage Dow Jones Target 2010 Fund, Wells Fargo Advantage Dow Jones Target 2015 Fund, Wells Fargo Advantage Dow Jones Target 2020 Fund, Wells Fargo Advantage Dow Jones Target 2025 Fund, Wells Fargo Advantage Dow Jones Target 2030 Fund, Wells Fargo Advantage Dow Jones Target 2035 Fund, Wells Fargo Advantage Dow Jones Target 2040 Fund, Wells Fargo Advantage Dow Jones Target 2045, Wells Fargo Advantage Dow Jones Target 2050, Wells Fargo Advantage Government Money Market Fund, Wells Fargo Advantage Heritage Money Market Fund, Wells Fargo Advantage Minnesota Money Market Fund, Wells Fargo Advantage Money Market Fund, Wells Fargo Advantage Money Market Trust, Wells Fargo Advantage Municipal Money Market Fund, Wells Fargo Advantage National Tax-Free Money Market Fund, Wells Fargo Advantage National Tax-Free Money Market Trust, Wells Fargo Advantage Overland Express Sweep Fund, Wells Fargo Advantage Prime Investment Money Market Fund, and Wells Fargo Advantage Treasury Plus Money Market Fund, a total of twenty-five funds of Wells Fargo Funds Trust, dated April 27, 2010, incorporated herein by reference, and to the references to our firm under the heading "Independent Registered Public Accounting Firm" in the statements of additional information.

We also consent to the use of our reports for the Wells Fargo Advantage Diversified Fixed Income Portfolio, Wells Fargo Advantage Diversified Stock Portfolio, and Wells Fargo Advantage Short-Term Investment Portfolio, three portfolios of Wells Fargo Master Trust, dated April 27, 2010, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
June 28, 2010